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                                                                   EXHIBIT 10.45






                                  INGRAM MICRO

                      SUPPLEMENTAL INVESTMENT SAVINGS PLAN




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                                TABLE OF CONTENTS

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                                                                                                       PAGE
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
INTRODUCTION.............................................................................................1

   1.01     ESTABLISHMENT AND NAME OF PLAN...............................................................1
   1.02     INTENT AND STATUS OF PLAN....................................................................1
   1.03     PRIOR PLAN BENEFITS..........................................................................1

DEFINITIONS..............................................................................................2

ELIGIBILITY AND PARTICIPATION............................................................................5

   3.01     ELIGIBILITY..................................................................................5
   3.02     PARTICIPATION................................................................................5
   3.03     TERMINATION OF PARTICIPATION FOR PURPOSES OF MAKING DEFERRALS................................5

DEFERRED COMPENSATION ACCOUNTS...........................................................................6

   4.01     DEFERRED COMPENSATION ACCOUNT................................................................6
   4.02     ELECTIVE DEFERRAL AMOUNTS....................................................................6
   4.03     MATCHING EMPLOYER AMOUNTS....................................................................8
   4.04     DEEMED INVESTMENT AMOUNTS CREDITED TO DEFERRED COMPENSATION ACCOUNTS.........................9
   4.05     ALLOCATION OF ACCRUED EARNINGS AND LOSSES OF DEEMED INVESTMENTS..............................9

DISTRIBUTION OF DEFERRED COMPENSATION BENEFITS..........................................................10

   5.01     IN GENERAL..................................................................................10
   5.03     HARDSHIP DISTRIBUTIONS......................................................................10
   5.04     VESTING.....................................................................................11
   5.05     AMOUNT AND METHOD OF DISTRIBUTION OF BENEFITS...............................................12
   5.06     COMMITTEE DECISION..........................................................................13
   5.07     PAYMENTS AFTER PARTICIPANT'S DEATH..........................................................14
   5.08     DESIGNATION OF BENEFICIARIES................................................................14
   5.09     LOANS.......................................................................................14

FINANCING AND UNFUNDED STATUS...........................................................................15

   6.01     COSTS BORNE BY THE PARTICIPATING COMPANIES..................................................15
   6.02     SOURCE OF BENEFIT PAYMENTS AND MEDIUM OF FINANCING THE PLAN.................................15
   6.03     UNFUNDED STATUS.............................................................................15

FORFEITURE..............................................................................................16

   7.01     FORFEITURES.................................................................................16
   7.02     CERTAIN FORFEITURE CONDITIONS...............................................................16
   7.03     TREATMENT OF FORFEITURES....................................................................16

ADMINISTRATION..........................................................................................17

   8.01     GENERAL ADMINISTRATION......................................................................17
   8.02     COMMITTEE PROCEDURES........................................................................17
   8.03     FACILITY OF PAYMENT.........................................................................17
   8.04     INDEMNIFICATION OF COMMITTEE MEMBERS........................................................18

AMENDMENT AND TERMINATION OF PLAN.......................................................................19

   9.01     AMENDMENT AND TERMINATION...................................................................19

GENERAL PROVISIONS......................................................................................20

   10.01    LIMITATION OF RIGHTS........................................................................20
   10.02    NO ASSIGNMENT OR ALIENATION OF BENEFITS.....................................................20
   10.03    SUCCESSORS..................................................................................20
   10.04    GOVERNING LAW...............................................................................21
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                                    ARTICLE 1
                                  INTRODUCTION


1.01     ESTABLISHMENT AND NAME OF PLAN

         Effective November 6, 1996, Ingram Micro Inc. established an unfunded, deferred compensation plan primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees of the Participating Companies, entitled the "Ingram Micro Inc. Supplemental Executive Deferred compensation Plan".
         Except as otherwise specifically stated, the plan is hereby, amended, restated and re-named the Ingram Micro supplemental Investment Savings
         Plan generally effective July 1, 1999.

1.02     INTENT AND STATUS OF PLAN

         The Plan is intended to be unfunded plan maintained by the Corporation with the Participating Companies primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees (and intended to be within the exemptions therefore in, without limitation, Sections 201(2), 301(a)(3), 401(a)(1) and 4021(b)(6) o ERISA and section 220.104-23 of the Labor
         Regulations). The Plan is intended to be "unfunded"" for purposes of both ERISA and the Code. The Plan is not intended to be qualified as a qualified plan under Section 401(a) of the Code; rather, the Plan is intended to be a "nonqualified" plan.

1.03     PRIOR PLAN BENEFITS

         Notwithstanding anything in the Plan to the contrary, this plan is intended to include the Benefits and liabilities that Ingram Micro Inc.
         had under the Ingram Industries, Inc. Supplemental Executive Deferred
         Compensation Plan (the "Prior Plan"). As a result, any of the remaining benefits earned by employees of Ingram Micro Inc. Under the Prior Plan prior to the Effective Date shall become benefits under this plan and shall be provided only by this plan.


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                                    ARTICLE 2
                                   DEFINITIONS


         Each following word, term and phrase shall have the following respective meanings whenever such word, term or phrase is capitalized and used in any Article of this Plan unless the context clearly indicates otherwise:

2.02     "ASSOCIATE" has the same meaning as such term is defined in the Savings
         Plan.

2.03     "BOARD" means the board of Directors of the Corporation.

2.04 "COMMITTEE" means the Committee appointed by the Board to administer the Plan pursuant to Article 8 hereof. If no such Committee has been appointed, then the term Committee shall mean the Corporation.

2.05 "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

2.06 "COMPENSATION" means the same as "Compensation" as defined under the amended, restated and renamed Ingram Micro 401(k) Investment Savings
         Plan, effective January 1, 1999, (as defined in Section 2.13 of the
         Savings Plan), but without the Code section 401(a)(17) dollar limit.

2.07     "COMPENSATION DEFERRAL AGREEMENT" means the written agreement to defer
         Compensation contemplated y articles 3 and 4 hereof executed by the Participant and the Participating Company.

2.08 "COMPENSATION DEFERRAL DATE" means the Effective Date in the initial plan year, and January 1, in each calendar year thereafter.
         Notwithstanding the foregoing, the Committee may declare a special
         Compensation Deferral date each year, so that a participant may elect prior to such special Compensation Deferral Date to make a supplemental deferral as described in Section 4.02(a)(iv) hereof.

2.09 "COMPENSATION DEFERRAL PERIOD" means the period beginning on the Effective date and ending on December 31 (the calendar year).
         Notwithstanding the foregoing, there shall be a special Compensation
         Deferral Period for purposes of supplemental deferrals, as described in
         Section 4.02(a)(iv), which shall begin on the special Compensation
         Deferral Date declared by the Committee and shall end on the following
         December 31.

2.10 "CORPORATION" means Ingram Micro Inc., a Delaware Corporation and any business organization or corporation into which Ingram Micro Inc. may be merged or consolidated or by which it may be succeeded.

2.11 "DEFERRED COMPENSATION ACCOUNT" means the separate book reserve account established y the Participating Companies pursuant to Article 4 of this Plan for each Participant to which shall be credited (added) the Participant's share of any



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         elective Deferral amounts and Matching Employer Amounts; and from which any distributions, any hardship withdrawal distributions, and any
         Forfeitures shall be subtracted; and which shall be adjusted for allocation of accrued earnings and losses thereon as descried in
         Sections 4.04 or 4.05 hereof and for allocation of any Forfeitures
         (which arises pursuant to Section 5.04)) pursuant to Section 7.03 hereof. All amounts which are credited to such Deferred Compensation
         Account are credited solely for computation purposes and are at all times general assets of the Participating Companies and subject to the claims of the general creditors of the Participating companies. A
         Participant's Deferred Compensation Account shall be utilized solely as a device for the determination and measurement of the amounts (subject to vesting provisions in this Plan) to e paid as deferred compensation benefits to the Participant or his beneficiary pursuant to the Plan.
         Any Associate or Participant shall not have at any time any interest in or to such Deferred Compensation Account or in any deemed investment thereof. A Participant's Deferred Compensation Account shall not constitute or be treated as a trust or trust fund of any kind. For purposes of administrative convenience and for purposes of certain provisions of this Plan, each Participant's deferred Compensation
         Account shall be divided into the following subaccounts or parts:

                 "PART I"  attributable to Elective Deferral Amounts pursuant to
                           Section 4.02 hereof; and

                 "PART II" attributable to Matching Employer Amounts pursuant to Section 4.03 hereof.

         Notwithstanding anything in the Plan to the contrary, the Deferred
         Compensation Account shall include the amounts allocated under the Prior Plan pursuant to Section 1.03 hereof.

2.12 "DISABILITY" shall mean the inability to engage in any substantially gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or to be of continued and indefinite duration, as determined by the Committee on the basis of medical evidence by a licensed physician designated by the Committee.

2.13 "DISTRIBUTION DATE" means either the (a) March 31 in the Plan Year following the Plan Year in which the participant terminates employment with the Participating Companies and subsidiaries or (b) such earlier date as the Committee may, in its sole discretion determine, which immediately follows the termination of employment of the Participant, as provided in Section 5.02 of the Plan.

2.14     "EFFECTIVE DATE" of the amended, restated and renamed Plan means July
         1, 1999, except as otherwise specifically stated.


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2.15     "ERISA" means the Employee Retirement Income Security Act of 1974, as
         amended from time to time.

2.16     "FORFEITURE" means the portion of a Participant's Deferred Compensation
         Account (or parts thereof) which is forfeited before full vesting occurs pursuant to Section 5.04(c) or which is forfeited under section
         7.02 hereof.

2.17 "PARTICIPANT" mans an eligible Associate participating in the Plan pursuant to the provisions of Article 3 hereof.

2.18     "PARTICIPATING COMPANY" means any "Employer" as defined in the Savings
         Plan.

2.19 "PLAN" means this Ingram Micro Supplemental Investment Savings Plan as established and set forth herein (together with any and all supplements hereto), and as amended from time to time.

2.20 "PLAN YEAR" means the twelve (12) consecutive month period beginning on each January 1 and ending on each following December 31 thereafter (the calendar year).

2.21 "SAVINGS PLAN" means the Ingram Micro Thrift Plan (which was established effective October 1, 1996, as amended from time to time, and as in effect on the relevant date to be interpreted hereunder and the amended, restated and re-named the Ingram Micro 401(k) Investment
         Savings Plan effective January 1, 1999. References in this Plan to the
         Savings Plan (including references to provisions, articles, and sections of the Savings Plan) include references to the Savings Plan as it may be amended from time to time (and references to provisions, articles, and sections of the Savings Plan include references to corresponding or succeeding provisions in the Savings Plan as it may be amended from time to time).

2.22 "SUBSIDIARY": shall mean any corporation that is a member of a controlled group of corporations of which a Participating Company is a member, or any unincorporated trade or business that is under common control of or with any Participating Subsidiary as determined under Code section 414(b). For purposes of this definition, a "controlled group of corporations" shall mean a controlled group of corporations as defined in Code Section 1563(a)(4) and (e)(3)(C).


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                                    ARTICLE 3
                          ELIGIBILITY AND PARTICIPATION


3.01     ELIGIBILITY.

         Eligibility to participate in the Plan shall be limited to Associates of the Participating companies who are in a select group of management or highly compensated Associates and who are designated, from time to time, by the committee as eligible to participate in the Plan.

3.02     PARTICIPATION.

         An Associate eligible to participate in the Plan as provided in Section
         3.01 hereof may elect to become a participant in the Plan by electing to defer Compensation with respect to any Compensation Deferral Period under Article 4 hereof by completing and delivering to the Committee a duly executed Compensation Deferral Agreement as provided in Section
         4.02.

3.03     TERMINATION OF PARTICIPATION FOR PURPOSES OF MAKING DEFERRALS.

         Participation in the Plan for purposes of being able to make Elective deferral amounts pursuant to section 4.02 hereof under this Plan shall terminate when a Participant's employment with the Participating companies as an Associate terminates (even though he may be employed by a Subsidiary which is not a Participating Company), when such Participant is no longer designated by the committee as an Associate eligible to participate in the Plan, or at such time as the Participant delivers to the Committee a written notice suspending future deferrals.


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                                    ARTICLE 4
                         DEFERRED COMPENSATION ACCOUNTS

4.01     DEFERRED COMPENSATION ACCOUNT.

         On behalf of Participating Companies the Committee shall establish and maintain for each Participant or former Participant under the Plan (or the Prior Plan as described in Section 1.03) a book reserve account
         (the Deferred Compensation Account as defined in Section 2.10 hereof) for the purpose of determining deferred compensation payable to the Participant. Separate subaccounts shall be maintained as provided in
         Section 2.1 consisting of Part I (attributable to Elective Deferral
         Amounts pursuant to Section 4.02 hereof) and Part II (attributable to
         Matching Employer Amounts pursuant to Section 4.03 hereof). Such
         Deferred compensation Accounts (and subaccounts or parts thereof) shall be governed by the provisions of this Article 4.

4.02     ELECTIVE DEFERRAL AMOUNTS.

         Elective Deferral of Compensation by Participants under the Plan is governed by the provisions of this Section. Amounts deferred by a Participant pursuant to this Section shall constitute "Elective
         Deferral Amounts" for purposes of this plan.

         (a) Compensation Elective Deferrals. The following provisions apply to elective deferral of Compensation by Participants under the Plan.

             (i) Compensation Deferral Elections by Participants. With respect to a Compensation deferral Period, a Participant may make an election prior to the Compensation Deferral Date on which such Compensation deferral Period begins to defer a specified percentage of the Compensation which would otherwise be payable by the Participating company to the Participant during the Compensation Deferral Period beginning on such Compensation Deferral Date. Any such election shall be made on a Compensation Deferral Agreement which is duly executed by the Participant and which is delivered by such Participant to the Committee before such Compensation Deferral Date and may not be revoked, changed or modified for and during the applicable Compensation Deferral Period, except as otherwise provided in Section 4.02. In addition, a Participant electing to make Compensation Election Deferrals to this Plan under a Compensation Deferral Agreement is also electing to defer any amounts that would have been deferred under the Savings Plan but were stopped due to the limits imposed under the terms of the plan.


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             (ii)  Compensation Deferral Elections by Certain New Participants.
                   In the case of an Associate who first becomes eligible to
                   participate in the Plan during Compensation Deferral Period, such an Associate may make an election no later than thirty
                   (30) days following the date such employee first becomes
                   eligible to participate in the Plan to defer a specified
                   percentage of the Compensation which would otherwise be
                   earned by such employee and be payable by the participating
                   Employer after the later of (i) the date the Associate first becomes eligible to participate in the Plan or (ii) the date such Compensation Deferral Agreement is received by the
                   committee and during the remainder of the Compensation
                   Deferral Period. Any such election shall be made on a
                   Compensation Deferral Agreement which is duly executed by the associate and which is delivered by such Associate to the
                   Committee no later than thirty (30) days following the date the Associate first becomes eligible to participate in the
                   Plan, and may not be revoked, changed or modified for and
                   during the applicable Compensation Deferral Period, and the provisions of Subsection 4.02(a)(iii) shall apply to any such election. If such Associate does not make any such election, such Associate may make an election under section 4.02(a)
                   with respect to the next Compensation Deferral Period (or
                   later Compensation Deferral Periods) pursuant to the
                   applicable provisions.

             (iii) Continuation and Irrevocability of Election. Any election by a Participant pursuant to Subsection 4.02(a)(ii)(and any subsequent election) will continue (and may not be modified, altered, or changed in any way) until the earliest of:

                   (A) the Compensation Deferral Period commencing after the
                       date the Participant delivers to the Committee a written notice to suspend future deferrals of Compensation under the Plan,

                   (B) the Compensation Deferral Period commencing after the
                       date on which the Participant delivers a new Compensation
                       Deferral Agreement modifying his previous election to the Committee,

                   (C) the Participant is no longer designated as eligible to participate in the Plan,

                   (D) the Participant terminates employment with the
                       Participating companies, or

                   (E) the Plan is amended or terminated such that the Plan no longer permits deferrals of Compensation. A Participant must make a new election each year prior to the next
                       Compensation Deferral Period to continue participating in the Plan. The failure to make an election prior to any Compensation Deferral Period shall be deemed an election not to participate for that period.


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             (i)   Limitations on Percentage Amounts. A Participant who elects to make the maximum elective deferral to the Savings Plan for a calendar year may elect to make a "basic deferral" of up to fifteen percent (15%) of the Participant's annual
                   compensation otherwise payable to him, minus the maximum
                   amount that could have been contributed by the Participant in the Savings Plan. In addition, such a participant may also make a "supplemental deferral election" of the Participant's compensation otherwise payable to him in an amount not to
                   exceed the amount of compensation that such participant
                   contributed to the Savings Plan in the preceding calendar
                   year which is refunded to such participant in the current
                   calendar year as a result of the special nondiscrimination testing applicable to the Savings Plan. This election shall be made at the same time prior to the Compensation deferral
                   Period as the "basic deferral" elections.

         (b) Withholding and Crediting of Elective Deferral Amounts. The
             Participating Company shall withhold the specified percentage amounts deferred by the Participant hereunder from the Compensation which is otherwise payable to the Participant. The committee shall credit amounts equal to such withheld amounts to Part I of the Participant's Deferred Compensation Account.

4.03     MATCHING EMPLOYER AMOUNTS.

         With respect to each Compensation Deferral Period, an amount equal to the matching percentage of the Participants elective deferral Amounts
         (not in excess of 5% of his annual compensation) shall be credited to
         Part II of the Participant's Deferred Compensation Account. Provided however that the amount matched shall not exceed an amount equal to 5% of the Participant's annual compensation reduced, not below zero (0), by the maximum amount that could have been contributed by the Participant in the Savings Plan. If at any time it is determined by the Committee that the Savings Plan does not pass the applicable nondiscrimination tests, any such excess employer matching contributions shall be deposited into this Plan, rather than the Savings Plan, subject to the limits set forth in this Section 4.03. For purposes of calculating the employer matching contribution, the Participant's annual compensation shall be the definition as set forth in Section 2.05, excluding the annual bonus. The matching percentage shall be determined under the following table based on the Participant's "Years of Matching Service" under the Savings Plan as of the first day of the Plan Year which includes the related Compensation
         Deferral Period.


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              Savings Plan                              Matching Percentage
                Years of                                    Applied to
            Vesting Service                          Elective Deferral Amounts
         ----------------------------                -------------------------

         Less than 5                                            50%
         At least 5 but less than 10                            75%
         10 or more                                            100%


         Such matching amount shall be credited to Part II of the Participant's
         Deferred Compensation Account at such time as the Committee in its sole discretion may determine, but within a reasonable time after the end of the Plan Year to which such amount relates. Any such amounts shall constitute "Matching Employer Amounts" for purposes of this plan.

4.04     DEEMED INVESTMENT AMOUNTS CREDITED TO DEFERRED COMPENSATION ACCOUNTS.

         Solely as a device to measure amounts of deferred compensation payable hereunder, the Committee shall establish uniform and nondiscriminatory rules consistent with this Section for the treatment of amounts credited to a Participant's Deferred compensation Account as if such amounts were invested in the investment funds offered under the Savings
         Plan. No investment of such amounts is required. Such rules shall be similar to those under the Savings Plan, but shall be established in the sole discretion of the committee. Such rules shall permit
         Participants to designate deemed investment of amounts credited to a Participant's deferred compensation Account among such funds and to make transfers among such funds in a manner similar to those under the Savings Plan.

4.05     ALLOCATION OF ACCRUED EARNINGS AND LOSSES OF DEEMED INVESTMENTS.

         Solely as a device to measure amounts of deferred compensation payable to Participants, former Participants, or beneficiaries hereunder, the Committee shall establish uniform and nondiscriminatory rules consistent with this Section to determine accrued income, gains and losses from the investments of Deferred Compensation Accounts deemed to be made pursuant to Section 4.04 hereof to be allocated among credit balances of Deferred compensation Accounts. Any accrued earnings and losses shall be allocated and credited to a Participant's Deferred
         Compensation Account on a daily basis.


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                                    ARTICLE 5
                 DISTRIBUTION OF DEFERRED COMPENSATION BENEFITS

5.01     IN GENERAL.

         The benefits to be paid as deferred compensation are governed by the provisions of this Article 5. A Participant whose employment with the Participating Companies or Subsidiaries terminates for any reason shall be entitled to distribution of benefits pursuant to this Article, subject to the provisions of Article 7.

5.02     TIME OF DISTRIBUTION.

         The Corporation on behalf of the Participating Company or Companies shall commence distribution of benefits beginning with the Distribution
         Date immediately following the Participant's termination of employment with the Participating Companies and Subsidiaries for any reason
         (including retirement at or after age 65, death or Disability).
         Provided, however benefits shall be valued and made pursuant to the provisions of Section 5.05 hereof.

5.03     HARDSHIP DISTRIBUTIONS.

         Notwithstanding the foregoing, the Committee may, in its sole discretion, commence distribution of benefits from Part I and Part II of a Participant's Deferred Compensation Account as defined in Section
         2.10, at any date earlier than that provided in Section 5.02 based on a determination of an unforeseeable financial emergency. A hardship distribution under this Section is only permitted after a Participant has obtained any hardship distribution available under the Savings
         Plan. A Participant may withdraw in cash the portion of the balance of his deferral account needed to satisfy the unforeseeable financial emergency, to the extent that the unforeseeable financial emergency may not be relieved:

         (a) Through reimbursement or compensation by insurance or otherwise; or

         (b) By liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship.

         An "unforeseeable financial emergency" is a severe financial hardship to the Participant resulting from:

             (i) A sudden and unexpected illness or accident of the participant or of a dependent of the Participant;

             (ii)  Loss of the Participant's property due to casualty; or


                                       10


             (iii) Such other similar extraordinary and unforeseeable
                   circumstances arising as a result of events beyond the control of the Participant as determined by the Committee.

A withdrawal on account of an unforeseeable financial emergency shall be paid as soon as possible following the date on which the Committee approves the withdrawal.

5.04     VESTING

         In connection with distribution of benefits to a former Participant due to termination of employment with the participating Companies or Subsidiaries for any reason pursuant to this Article 5 but subject in all events to the provisions of Article 7 hereof, the Vested Percentage of the Participant's Deferred compensation Account (and Parts therein) shall be determined as of the date the event giving rise to distribution under Section 5.02 hereof as follows:

         (a) Death or Disability. If the distribution is due to the death or Disability of the Participant, then the Vested Percentage of the Participant in parts I and II of his Deferred compensation account shall be 100%.

         (b) Retirement At or After Age 65. If the distribution is due to the termination of the Participant by all of the Participating Companies and Subsidiaries by reason of his retirement at or after attaining age 64, then the Vested percentage of the participant in Parts I and II of his Deferred Compensation Account shall be 100%.

         (c) Other Termination. If the distribution is due to the termination of employment of the Participant by all of the participating Companies and subsidiaries for any reason other than his death, Disability or retirement at or after age 65, then the Vested Percentage of Part I of the Participants Deferred Compensation Account shall be 100% and the Vested Percentage of Part II of the Participant's Deferred compensation Account shall be the same as his vested percentage under the Savings Plan in company contributions. The portion of
             Part II of a Participants Deferred Compensation Account in which he is not vested as of the date of the termination of employment giving rise to distribution under Section 5.02 hereof shall be treated as a Forfeiture and the nonvested portion of a Participant's balance deemed invested as described in the Savings Plan, if any, shall be forfeited as of the Distribution Date. Such Forfeitures shall be treated as provided in Article 7 hereof.

              These vesting provisions are provided merely for purposes of determining amounts of deferred compensation benefits payable hereunder.


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

5.05     AMOUNT AND METHOD OF DISTRIBUTION OF BENEFITS.

         A Participant whose employment with the Participating companies or subsidiaries terminates shall be entitled to the Participant's respective Vested Percentage (determined under Section 5.04 hereof) portions of the balances credited to Part I and Part II, respectively, of his Deferred Compensation Account as of the Distribution Date as determined by the Committee subject to the distribution method determined by the Committee. Distribution of such deferred compensation benefits to a former Participant under this Plan shall be made by the Corporation on behalf of the Participating Companies as directed by the Committee in its sole discretion as follows:

         (a) Termination of Employment.

             (i) In the event a Participant's employment terminates for any reason, including (without limitation) death, retirement or disability, then the vested percentage of the Participant's Deferred Compensation Account shall be paid to the Participant (and after the Participant's death to his beneficiary). Payment shall be made in the form of quarterly installments over a 10-year period commencing in the quarter following the quarter in which the Participant terminates employment. A Participant may elect to have distribution made in one of the optional forms of payment as set forth below:

                   (A) Quarterly installment payments over a

                       (1) 15-year period; or

                       (2) 5-year period

                   (B) Single lump sum payment within 60 days following
                       termination of employment or on January 31st of the following calendar year, as elected by the Participant.

             (i) A Participant may make such distribution election by completing a form approved by and filed with the Committee within (30) days of the date the eligible Associate first becomes a Participant. A Participant may change his form of distribution under this section provided that he files the change with the Committee at least one (1) year prior to his Distribution Date. Once distribution begins, a Participant may elect another form of distribution, however, such change shall be subject to a 10% penalty which amount shall be deducted and forfeited by the Participant.


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

             (ii) Notwithstanding the foregoing, if the Participant's vested Deferred Compensation Account balance is Twenty-Five Thousand Dollars ($25,000) or less, the balance in his account shall be automatically distributed in the form of a cash lump sum on the Participant's Distribution Date; or such earlier date as the Committee may, at its sole discretion, determine which immediately follows the date of termination.

             (iii) If the Participant's vested Deferred Compensation Account balance is paid in installments, the Participant's account shall continue to be credited with earnings and losses pursuant to Section 4.05 and the installment amount shall be adjusted as well to reflect gains and losses until all amounts credited to his account under the Plan have been distributed.

             (iv) Amounts payable pursuant to this Section shall be subject to the limitation on payout under Section 5.05(d) herein.

         (b) Death While Receiving Benefits. If a Participant is in pay status at the time of death, his or her beneficiary shall be paid any remaining amount due the Participant in the same form as elected by the Participant pursuant to Section (a)(i).

         (c) The Committee may, in its sole discretion, direct that the Participating Company accelerate distributions under any option in effect or pay any amounts in larger or more frequent installments, as determined by it to be in the best interests of the former Participant after consultation with the former Participant.

         (d) Notwithstanding the foregoing, any hardship distributions which are made as provided in Section 5.03 above from Part I or Part II of a Participant's Deferred Compensation Account, as defined in Section 2.10, shall be made in such amounts and for such periods of time as may be considered necessary by the Committee to meet the conditions of such financial hardship. However, in no event will amounts in excess of the remaining value of Part I or Part II of Participant's Deferred Compensation Account, as defined in Section 2.10 become payable to the Participant.

5.06     COMMITTEE DECISION.

         Any decision to be made by the Committee under this Article 5 with respect to the distribution of benefits with respect to a Participant or former Participant under this Plan shall be made by the committee, but such Participant shall exclude himself therefrom for purposes of those decisions if such participant is a member of the Committee.

5.07     PAYMENTS AFTER PARTICIPANT'S DEATH.

         If the Participant's employment with the Participating Companies or Subsidiaries is terminated because of his death, then the deferred compensation benefits otherwise payable with respect to the Participant under the Plan shall be paid in a lump sum or installments in a manner similar to that provided in Section 8.2 of the Savings Plan as determined by the Committee in its sole discretion. However, the written election described in Section 8.2 of the Savings Plan for installment payments shall not be available to a Participant under this Plan, but the Committee may direct such installment payments in its sole discretion.

         If a former Participant dies after the date payment of benefits has commenced under this Plan, then the beneficiary or beneficiaries designated by that Participant shall be entitled to payment of any remaining installments of deferred compensation benefits over the remaining period; provided, however, that the Committee may direct the acceleration of payment of benefits hereunder in its sole discretion after consultation with the beneficiary or beneficiaries.

5.08     DESIGNATION OF BENEFICIARIES.

         The Participant may designate in writing (on a form provided by the Committee and delivered to the Committee before his death) primary and contingent beneficiaries to receive any deferred compensation benefit payments which may be payable hereunder following the Participant's death and the proportions in which such beneficiaries are to receive such payments. The Participant may change such designation from time to time and the last written designation delivered to the Committee prior to the Participant's death will control. If the Participant fails to specifically designate such a beneficiary, or if not designated beneficiary survives the Participant, or if all designated beneficiaries who survive the Participant die before all payments are made, then the remaining payments shall be made to the Participant's surviving spouse if such spouse is then living; if such spouse is not living, then to such person or persons as would be entitled to take the estate of the Participant under the intestacy laws of the state of which such a Participant was a resident at the time of his death; and if there are no such persons, then to the executors or administrators of the estate of the Participant. The Committee may determine the identity of such persons and shall incur no responsibility by reason of the payment of such interest in accordance with any such determination made in good faith.

5.09     LOANS.

         Loans to Participants are not permitted from this Plan.

                                    ARTICLE 6
                          FINANCING AND UNFUNDED STATUS


6.01     COSTS BORNE BY THE PARTICIPATING COMPANIES.

         The costs of the Plan shall be borne by the Participating Companies.

6.02     SOURCE OF BENEFIT PAYMENTS AND MEDIUM OF FINANCING THE PLAN.

         All payments under this Plan shall be paid in cash by the Corporation from the general funds of the Participating Companies and no special or separate fund shall be established and no other segregation of assets shall be made to assure the payment of benefits hereunder. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between any Participating Company and any Participant, any beneficiary or beneficiaries of a Participant, or any other person. To the extent that any person acquires a right to receive payments from any Participating Company, such right shall be no greater than the right of an unsecured creditor of such Participating Company.

6.03     UNFUNDED STATUS.

         This Plan is intended to be unfunded for purposes of both ERISA and the Code.

                                    ARTICLE 7
                                   FORFEITURE


7.01     FORFEITURES.

         Forfeitures may arise pursuant to Section 5.04(C) or Section 7.02 hereof.

7.02     CERTAIN FORFEITURE CONDITIONS.

         Notwithstanding anything contained to the contrary (including any provisions of Article 5 hereof concerning "vesting"), no payment of any then unpaid installments of deferred compensation in Part II of a Participant's deferred Compensation Account shall be made and al rights under this Plan of the Participant, his designated beneficiary or beneficiaries, executors, administrators, legal representatives, or any other person, to receive payments thereof from Part II of a Participant's Deferred Compensation Account shall be forfeited and the entire balance of Part II of a Participant's Deferred Compensation Account forfeited and treated as a forfeiture if the Participant shall engage in any activity or conduct which in the opinion of the Committee is substantially detrimental to the best interests of the Participating Companies.

7.03     TREATMENT OF FORFEITURES.

         Forfeitures which arise pursuant to Section 5.04(c) shall be subtracted (deleted) from the credit balance of Part II of a Participant's Deferred Compensation Account. Such Forfeitures from Part II of a Participant's Deferred Compensation Account deemed to be invested as described in the Savings Plan shall be used either to offset future Matching Employer amounts as described in Section 4.03 or to offset the reasonable expenses of the Plan.

         Amounts forfeited due to the operation of Section 7.02 shall be subtracted (deleted) from the credit balance of Part II of a participant's Deferred Compensation Account. Such amounts forfeited pursuant to Section 7.02 shall not be treated as Forfeitures pursuant to Section 5.04(C) but instead shall be treated as deleted from Part II of a Participant's Deferred Compensation Account and no longer an obligation of any Participating Company in any way.

                                    ARTICLE 8
                                 ADMINISTRATION

8.01     GENERAL ADMINISTRATION.

         The Board shall appoint a Committee consisting of not less than three
         (3) persons to administer the Plan. Any member of the Committee may at any time be removed, with or without cause, and his successor appointed by the Board, and any vacancy caused by death, resignation or other reason shall be filled by the Board. The Committee shall be the plan administrator of the Plan and in general shall be responsible for the management and administration of the Plan. The Committee shall have full power to administer the Plan in all of its details (including establishing claims procedures and other rules), subject to applicable requirements of law. No member of the Committee who is an employee of the Participating Companies or Subsidiaries shall receive compensation for his services to the Plan. The Committee shall have such duties and powers as may be necessary to discharge its duties under this Plan.

         The fiscal records of the Plan shall be maintained on the basis of the Plan Year.

8.02     COMMITTEE PROCEDURES.

         The Committee may act at a meeting or in writing without a meeting. The Committee may adopt such by-laws and regulations as it deems desirable for the conduct of its affairs. All decisions shall be made by majority vote. No member of the Committee who is at any time a participant in this Plan shall vote in a decision of the Committee (whether in a meeting or by written action) made specifically and uniquely with respect to such member of the Committee or amount, payment, timing, form or other aspect of the benefits of such Committee member under this Plan.

8.03     FACILITY OF PAYMENT.

         Whenever, in the Committee's opinion, a person entitled to receive any payment of a benefit or installment thereof hereunder is under a legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, the Committee may direct payments to such person or to his legal representative or to a relative or friend of such person for his benefit, or the Committee may direct the payment for the benefit of such person in such manner as the Committee considers advisable. Any payment of a benefit or installment thereof in accordance with the provisions of this Section shall be a complete discharge to the Committee and the Participating Companies of any liability for the making of such payment under the provisions of the Plan.

8.04     INDEMNIFICATION OF COMMITTEE MEMBERS.


         The Participating Companies shall indemnify and hold harmless each member of the Committee against any and all liability, claims, damages and expense (including all expenses reasonably incurred in his defense in the event that the Participating Companies fail to provide such defense upon his written request) which the Committee member may incur while acting in good faith in the administration of the Plan.

                                    ARTICLE 9
                        AMENDMENT AND TERMINATION OF PLAN

9.01     AMENDMENT AND TERMINATION.

         The Board may amend or terminate the Plan (without the consent of any Participant, former Participant or beneficiary) at any time, provided that such amendment does not decrease or divest any then Participant or former Participant of the amounts in Part I of this deferred Compensation Account as of the date of amendment and does not reduce the Vested Percentage of any then Participant or former Participant in any subaccount (Part) of his Deferred Compensation Account as of the date of amendment.

                                   ARTICLE 10
                               GENERAL PROVISIONS

10.01    LIMITATION OF RIGHTS.

         Neither the establishment of this Plan nor any amendment thereof, nor the payment of any benefits, will be construed as giving to any Associate, Participant, beneficiary, or other person any legal or equitable right against the Participating Companies, except as provided herein. Neither the establishment of this Plan nor any amendment thereof, nor the payment of benefits, nor any action taken with respect to this Plan shall confer upon any person the right to be continued in the employment of the Participating Companies or Subsidiaries.

10.02    NO ASSIGNMENT OR ALIENATION OF BENEFITS.

         The rights of a Participant, former Participant, beneficiary or any other person to payment of benefits under this Plan shall not be assigned, transferred, anticipated, conveyed, pledged or encumbered except by will or the laws of descent or distribution; nor shall any such right be in any manner subject to levy, attachment, execution, garnishment or any other seizure under legal, equitable or other process for payment of any debts, judgments, alimony, or separate maintenance, or reached or transferred by operation of law in the event of bankruptcy, insolvency or otherwise. Provided, however, that a Participant shall have the right to designate in writing and in accordance with the provisions of Section 5.08 hereof primary and contingent beneficiaries to receive benefit payments subsequent to the death of the Participant.

10.03    SUCCESSORS.

         The provisions of this Plan shall be binding upon and inure to the benefit of the Corporation, its successors, and assigns, and each participant and his heirs, executors, administrators and legal representatives. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise, acquire all or substantially all of the assets of the Corporation, and successors of any such corporation or other business entity.

10.04    GOVERNING LAW.

         Except to the extent Federal law is controlling, the provisions of this Plan shall be interpreted and construed according to the laws of the State of California to the extent not preempted by applicable law.

         IN WITNESS WHEREOF, the Corporation has caused this Plan to be duly executed for and on behalf of the Corporation by its duly authorized officers on this the ________ day of __________, 1999.



                                         INGRAM MICRO INC.


                                         By: ______________________________


                                         Title: _____________________________


         ATTEST:



         _________________________